UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Phoenix Education Partners, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42899	38-3922540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4035 S. Riverpoint Parkway
Phoenix, Arizona		85040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 990-2765

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PXED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Phoenix Education Partners, Inc. (the "Company") held its annual meeting of stockholders on February 12, 2026 ("2026 Annual Meeting"). At the 2026 Annual Meeting, stockholders elected the three Class I director nominees nominated by the Board and ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2026 fiscal year. The term of each Class I director will expire at the Company's 2029 annual meeting of stockholders or until his successor has been duly elected and qualified. The results for the 2026 Annual Meeting are set forth below:

Election of Class I Director Nominees

DIRECTOR	FOR	%[1]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Peter Cohen	32,460,035	94.2	1,997,366	56	117,589
Itai Wallach	31,534,392	91.5	2,919,615	3,450	117,589
Johannes Worsoe	31,943,898	92.7	2,513,489	70	117,589

Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending August 31, 2026

FOR	%[2]	AGAINST	ABSTENTIONS	BROKER NON-VOTES
34,309,640	99.2	265,391	15	--

1 Votes cast for the proposal as a percentage of total votes cast for and against.

2 Votes cast for the proposal as a percentage of total votes cast for and against and abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2026	By:	/s/ Srini Medi
Srini Medi Chief Legal Officer and Secretary